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                                                                     EXHIBIT 4.1


                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

         AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of August 1, 2001 (this "Amendment"), by and among Tickets.com, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 74, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment"), GapStar, LLC, a Delaware limited liability company ("GapStar"), Ardara US Direct Investment Inc., a British Virgin Islands corporation ("Ardara"), International Capital Partners, Inc., Profit Sharing Trust, a Connecticut trust ("ICP"), Sports Capital Partners, L.P., a Delaware limited partnership ("SC Delaware"), Sports Capital Partners (Cayman Islands), L.P., a Cayman Islands limited partnership ("SC Cayman"), Sports Capital Partners CEV, LLC, a Delaware limited liability company ("SC LLC" and together with SC Delaware and SC Cayman, "Sports Capital"), and the other persons set forth on Schedule I attached hereto (the "Other Investors").

         WHEREAS, the Company, GAP LP, GAP Coinvestment, GapStar, Ardara, ICP and the Other Investors entered into a Registration Rights Agreement, dated as of June 21, 2001 (the "Registration Rights Agreement");

         WHEREAS, pursuant to the Stock Purchase Agreement, dated as of May 1, 2001, as amended (the "Stock Purchase Agreement"), by and among the Company, GAP LP, GAP Coinvestment, GapStar, Ardara, ICP and the other persons named therein, the Company proposes at a second closing thereunder to issue and sell to GAP LP, GAP Coinvestment, GapStar, Ardara, ICP, SC Delaware, SC Cayman, SC LLC and the Other Investors an aggregate of 17,500,000 shares of Series F Senior Cumulative Redeemable Preferred Stock, par value $0.000225 per share, of the Company (the "Preferred Stock");

         WHEREAS, in order to induce each of SC Delaware, SC Cayman and SC LLC to purchase its shares of Preferred Stock, the parties hereto desire to amend the Registration Rights Agreement to grant registration rights to SC Delaware, SC Cayman and SC LLC with respect to such shares of Preferred Stock.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend the Registration Rights Agreement as follows:

         1. Defined Terms. Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.


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         2. Additional Parties. Each of SC Delaware, SC Cayman and SC LLC is
hereby made a party to the Registration Rights Agreement as a Major Stockholder in accordance with this Amendment.

         3. Additional Definitions. The following definitions are hereby added to Section 1 of the Registration Rights Agreement in the appropriate alphabetical order:

            "SC Cayman" means Sports Capital Partners (Cayman Islands), L.P., a Cayman Islands limited partnership.

            "SC Delaware" means Sports Capital Partners, L.P., a Delaware limited partnership.

            "SC LLC" means Sports Capital Partners CEV, LLC, a Delaware limited liability company.

            "Sports Capital" means SC Cayman, SC Delaware and SC LLC.

         4. Amendment to Definition of Affiliate. The definition of "Affiliate" in Section 1 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

            "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP Coinvestment, GAP LP and GapStar: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment or the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or former members of GAP LLC or consultants or key employees of General Atlantic Service Corporation, a Delaware corporation and an Affiliate of GAP LLC. In addition, GAP LP, GAP Coinvestment and GapStar shall be deemed to be Affiliates of one another. Additionally, the following shall be deemed to be Affiliates of SC LLC, SC Delaware and SC Cayman: (a) the direct and indirect beneficial owners (whether limited or general partners, shareholders, stockholders or otherwise) of SC LLC, the direct and indirect beneficial owners (whether limited or general partners, shareholders, stockholders or otherwise) of SC Delaware and the direct and indirect beneficial owners (whether limited or general partners, shareholders, stockholders or otherwise) of SC Cayman; (b) any Affiliate of the members of SC LLC, the limited partners of SC Delaware or the limited partners of SC Cayman; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members or key employees of Sports Capital Partners, LLC, a Delaware limited liability company, SC LLC, SC Delaware and SC Cayman. In addition, SC LLC, SC Delaware and SC Cayman shall be deemed to be Affiliates of one another.


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

         5. Amendment to Definition of Major Stockholders. The definition of "Major Stockholders" in Section 1 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

            "Major Stockholders" means Ardara, ICP, the Other Investors, SC Delaware, SC Cayman, SC LLC and any transferee thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

         6. Amendment to Section 10(e) of the Stock Purchase Agreement. Section 10(e) of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following:

            (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                (i) if to the Company:

                Tickets.com, Inc.
                555 Anton Boulevard, 12th Floor
                Costa Mesa, CA  92626
                Telecopy: (714) 327-5410
                Attention: W. Thomas Gimple

                with a copy to:

                Brobeck Phleger & Harrison LLP
                550 South Hope Street
                Los Angeles, CA 90071-2604
                Telecopy: (213) 745-3345
                Attention: Richard S. Chernicoff, Esq.

                (ii) if to the GAP Purchasers:

                c/o General Atlantic Service Corporation
                3 Pickwick Plaza
                Greenwich, CT 06830
                Telecopy: (203) 622-8818
                Attention: Steven A. Denning

                with a copy to:

                Paul, Weiss, Rifkind, Wharton & Garrison
                1285 Avenue of the Americas
                New York, NY 10019-6064
                Telecopy: (212) 757-3990
                Attention: Douglas A. Cifu, Esq.


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

                (iii) if to ICP:

                International Capital Partners, Inc., Profit
                   Sharing Trust
                300 First Stamford Place
                Stamford, CT 06902
                Telecopy: (203) 969-2212
                Attention: Nicholas E. Sinacori

                with a copy to:

                Cummings & Lockwood
                Four Stamford Plaza
                Stamford, CT  06904
                Telecopy: 203-351-4534
                Attention: Stephen Marcovich, Esq.

                (iv) if to Sports Capital:

                c/o Sports Capital Partners
                527 Madison Avenue, 10th Floor
                New York, New York, 10022
                Telecopy: 212-634-3305
                Attention: Charles T. Lelon

                with a copy to:

                Kirkland & Ellis
                153 East 53rd Street
                New York, New York 10022
                Telecopy: (212) 446-4900
                Attention: Lisa Anastos, Esq.

                (v)   if to Ardara:

                Lombard, Odier & Co.
                11, Rue de la Corraterie
                1204 Geneva Switzerland
                Telecopy: 011-41-22-709-3944
                Attention: Marie France Bastaroli

                with a copy to:

                c/o International Capital Partners, Inc.
                300 First Stamford Place
                Stamford, CT 06902
                Telecopy: (203) 969-2212
                Attention: Nicholas E. Sinacori


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                (vi) if to the Other Investors:

                c/o Zesiger Capital Group LLC
                320 Park Avenue, 30th floor
                New York, NY 10022
                Telecopy: 212-508-6329
                Attention: Albert L. Zesiger

                with a copy to:

                Proskauer Rose LLP
                1585 Broadway
                New York, NY 10036-8299
                Telecopy: 212-969-2900
                Attention: Gail Sanger, Esq.

         7. Continuing Effect of Registration Rights Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Registration Rights Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the GAP Purchasers and ICP. Except as expressly amended or modified herein, the provisions of the Registration Rights Agreement are and shall remain in full force and effect.

         8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         9. Valid and Binding. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         10. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

                                          TICKETS.COM, INC.


                                          By: /s/ Eric Bauer
                                              ----------------------------------
                                              Name: Eric Bauer
                                              Title: Chief Financial Officer


                                          GENERAL ATLANTIC PARTNERS 74, L.P.


                                          By: GENERAL ATLANTIC PARTNERS, LLC,
                                              its General Partner


                                          By: /s/ Matthew Nimetz
                                              ----------------------------------
                                              Name: Matthew Nimetz
                                              Title: A Managing Member


                                          GAP COINVESTMENT PARTNERS II, L.P.


                                          By: /s/ Matthew Nimetz
                                              ----------------------------------
                                              Name: Matthew Nimetz
                                              Title: A General Partner


                                          GAPSTAR, LLC

                                          By: GENERAL ATLANTIC PARTNERS, LLC,
                                          its Managing Member


                                          By: /s/ Matthew Nimetz
                                              ----------------------------------
                                              Name: Matthew Nimetz
                                              Title: A Managing Member


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

                                          INTERNATIONAL CAPITAL PARTNERS, INC.,
                                          PROFIT SHARING TRUST


                                          By: /s/ N. E. Sinacori
                                              ----------------------------------
                                              Name: N.E. Sinacori
                                              Title: Trustee


                                          ARDARA US DIRECT INVESTMENT INC.
                                            DUCAT LIMITED


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          ZCG PURCHASERS


                                          By: Zesiger Capital Group, LLC,
                                              as agent and attorney in fact


                                          By: /s/ Albert Zesiger
                                              ----------------------------------
                                              Name: Albert Zesiger
                                              Title: Managing Director


                                          SPORTS CAPITAL PARTNERS, L.P.


                                          By: Sports Capital Partners, LLC,
                                              its Managing Partner

                                          By: /s/ David Moross
                                              ----------------------------------
                                              Name: David Moross
                                              Title: President


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

                                          SPORTS CAPITAL PARTNERS (CAYMAN
                                          ISLANDS), L.P.


                                          By: Sports Capital Partners, LLC,
                                              its Managing Partner


                                          By: /s/ David Moross
                                              ----------------------------------
                                              Name: David Moross
                                              Title: President


                                          SPORTS CAPITAL PARTNERS CEV, LLC


                                          By: Sports Capital Partners, LLC,
                                              its Managing Partner


                                          By: /s/ David Moross
                                              ----------------------------------
                                              Name: David Moross
                                              Title: President



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

                                   SCHEDULE 1


                   Purchaser:                                            Record Holder:
                   ----------                                            --------------
  1    NFIB Corporate Account                              Huland & Co.

  2    Public Employee Retirement System of Idaho          Mellon Bank NA custodian for PERSI-Zesiger Capital

  3    City of Stamford Firemen's Pension Fund             City of Stamford Firemen's Pension Fund

  4    The Jenifer Altman Foundation                       Batrus & Co.

  5    Lazar Foundation                                    Hare & Co.

  6    Roanoke College                                     FirstUnion & Co.

  7    Butler Family LLC                                   Tice & Co.

  8    Salvador O. Gutierrez                               Salvador O. Gutierrez

  9    HBL Charitable Unitrust                             HBL Charitable Unitrust

  10   Andrew Heiskell                                     Andrew Heiskell

  11   Helen Hunt                                          Cudd & Co.

  12   Jeanne L. Morency                                   Jeanne L. Morency

  13   Psychology Associates                               Psychology Associates

  14   Peter Looram                                        Peter Looram

  15   Mary C. Anderson                                    Mary C. Anderson

  16   Murray Capital, LLC                                 Murray Capital, LLC

  17   Meehan Foundation                                   Meehan Foundation

  18   The Meehan Investment Partnership I, L.P.           The Meehan Investment Partnership I, L.P.

  19   Domenic J. Mizio                                    Domenic J. Mizio

  20   Morgan Trust Co. of the Bahamas Ltd.                Morgan Trust Co.of the Bahamas Ltd.
       As Trustee U/A/D 11/30/93                           as Trustee U/A/D 11/30/93

  21   Susan Uris Halpern                                  Hare & Co.

  22   Theeuwes Family Trust, Felix Theeuwes Trustee       Theeuwes Family Trust, Felix Theeuwes Trustee

  23   William B. Lazar                                    William B. Lazar

  24   Albert L. Zesiger                                   Albert L. Zesiger

  25   Barrie Ramsay Zesiger                               Barrie Ramsay Zesiger

  26   Donald and Dan-Thanh Devivo                         Donald and Dan-Thanh Devivo

  27   John J. & Catherine H. Kayola                       John J. & Catherine H. Kayola

  28   Mary I. Estabil                                     Mary Estabil

  29   Wolfson Investment Partners LP                      Wolfson Investment Partners LP


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